Exhibit 99.1

Xspand Products Lab Announces Corporate Name Change to Edison Nation, Stock Ticker Symbol Change to “EDNT”

Management to Host Virtual Webinar on September 17th at 4:30 p.m. Eastern Time to Provide a Corporate Update and Present an Overview of its Business Model

Phillipsburg, New Jersey – September 12, 2018 – Xspand Products Lab, Inc. (NASDAQ: XSPL), (“Xspand”) (the “Company”), a full-service product development company, today announced that the Company has changed its corporate name to Edison Nation, Inc.

In conjunction with this name change, Nasdaq approved a change of the Company’s ticker symbol from “XSPL” to “EDNT”. Upon the effective date of September 13, 2018, the “XSPL” trading symbol will no longer be active.

“We are pleased to announce our corporate name and ticker symbol change following the closing of our acquisition of Edison Nation Holdings, LLC,” said Chris Ferguson, Chief Executive Officer of Edison Nation, Inc. “Edison Nation Holdings, LLC has significant brand recognition among innovators, having aggregated over 100,000 idea submissions from over 200 countries.

“Edison Nation’s platform serves as a ‘think engine’ and we strongly encourage the public to join our community of innovators, submit your ideas, and leverage our expertise in manufacturing and development to bring great products to market. As a combined entity that is publicly traded, we also have the unique ability to allow investors to become innovators, and innovators to become investors.”

Corporate Update Webinar

Management will address the closing of the Edison Nation Holdings, LLC acquisition, as well as present an overview of the business model, growth initiatives and key milestones. The call will be accompanied by a presentation which can be accessed via the webcast link below.

Chris Ferguson, CEO, will host the call followed by a question and answer session. To access the call, please use the following information:

Date: Monday, September 17, 2018

Time: 4:30 p.m. Eastern time

Dial-in: 1-800-289-0438

International Dial-in: 1-323-794-2423

Conference Code: 1612194

Webcast: http://public.viavid.com/index.php?id=131185

A telephone replay will be available approximately two hours after the call and will run through October 17, 2018 by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 1612194.

About Edison Nation, Inc.

Edison Nation, Inc. is a vertically integrated innovation aggregation and full-service product development and manufacturing company, offering innovation sourcing, design, sales, fulfillment and shipping services. Edison Nation’s model is to provide a risk mitigated platform that connects innovators with companies to bring new products to market. For more information, please visit www.xspandproductslab.com.

About Edison Nation Holdings, LLC

Since 2008, Edison Nation has been the go-to resource for independent innovators with great consumer product invention ideas. The company is the only innovation partner with multiple commercialization channels to bring new product ideas – from sketches, to proof of concept prototypes and late-stage inventions – to consumers worldwide. The community platform has generated hundreds of millions at retail. The company is committed to bringing new consumer innovation to market through its secure and proprietary platform found at www.EdisonNation.com.

Safe Harbor

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing the Company’s products in global markets, competition in the market for consumer products, any inability to raise capital to fund operations and service the Company’s debt. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the SEC. Xspand is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Investor Relations:

Greg Falesnik
Managing Director
MZ North America
Direct: 949-385-6449
XSPL@mzgroup.us